CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion of our report dated February 19, 2016, on our audits of the financial statements of the Goldman Navigator Fund, LP as of and for the years ended December 31, 2015 and December 31, 2014, respectively, included in Form N-1A of USA Mutuals.

/s/ CohnReznick LLP
Roseland, New Jersey
October 2, 2017